UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 22, 2012

PAA Natural Gas Storage, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34722	27-1679071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1500, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Representatives of PAA Natural Gas Storage, L.P. (“PNG”) intend to meet with investors on May 23, 2012 and make a presentation at the 2012 Master Limited Partnership Investor Conference to be held in Old Greenwich, Connecticut on May 23, 2012. Such presentation will give an overview of PNG, including strategic positioning, organic growth activities, financial growth strategies and related matters. On the evening of May 22, 2012, the prepared presentation materials will be made available for viewing on PNG’s website at www.PNGLP.com. PNG does not undertake to update the information as posted on its website; however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports. A webcast of the presentation will begin at approximately 9:00 a.m. Eastern time and will be available for a period of 90 days thereafter at the following weblink: http://wsw.com/webcast/naptp5/paa/.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAA NATURAL GAS STORAGE, L.P.

Date: May 22, 2012	By:	PNGS GP LLC, its general partner

	By:	/s/ Al Swanson
Name: Al Swanson
Title: Executive Vice President & Chief Financial Officer

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